UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________________

FORM 8-K

_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : April 7, 2017
(Date of earliest event reported)

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2017, the Company entered into an Amended & Restated Credit Agreement (the “Restated Credit Agreement”), among Crown Americas LLC (“Crown Americas”), a wholly-owned indirect subsidiary of the Company, as U.S. Borrower, Crown European Holdings S.A., a wholly-owned indirect subsidiary of the Company, as European Borrower, Crown Metal Packaging Canada LP, a wholly-owned indirect subsidiary of the Company, as Canadian Borrower, each of the Subsidiary Borrowers from time to time party thereto (and together with U.S. Borrower, European Borrower, and Canadian Borrower, the “Borrowers”), the Company, Crown Cork & Seal Company, Inc., a Pennsylvania corporation, and Crown International Holdings, Inc., a Delaware corporation, each as Parent Guarantors, each other Credit Party from time to time party thereto, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Deutsche Bank AG London Branch, as U.K. Administrative Agent, Deutsche Bank AG New York Branch, as Administrative Agent, and various Lenders referred to therein. The Restated Credit Agreement amends and restates in its entirety the Credit Agreement, originally dated December 19, 2013, among the Borrowers and the other parties referred to therein (the “Prior Credit Agreement”).

The Restated Credit Agreement provides for a (i) $650 million Dollar Revolving Facility, (ii) $700 million Multicurrency Revolving Facility, (iii) $50 million Canadian Revolving Facility, (iv) $750 million Term A Loan Facility and (v) a €275 million Term Euro Facility (together, the “Facilities”). The Facilities have a five-year term with a maturity date of April 7, 2022 and with options for the lenders and the Borrowers to extend, and will bear interest at LIBOR plus 1.75% at closing with options to borrow at base rate and other agreed benchmark rates. Interest rates can be reduced up to one-half percent per annum if the Total Leverage Ratio of the Company and its subsidiaries (as defined in the Restated Credit Agreement) decreases to agreed levels.

Borrowings by Crown Americas under the Facilities are, with certain exceptions and limitations, secured by substantially all of the assets of the Company and each of its direct and indirect U.S. subsidiaries and are guaranteed by the Company and, with certain limited exceptions, each of its direct and indirect U.S. subsidiaries. The Restated Credit Agreement contains certain affirmative and negative covenants, a financial covenant requiring the Company to maintain a maximum leverage ratio, representations and warranties, and events of default. In addition, it requires the Borrowers to make mandatory prepayments under certain circumstances. The security interests, covenants, representations, warranties, events of default, and mandatory prepayments referenced in this paragraph are subject to important exceptions and qualifications which are described in the Restated Credit Agreement.

Proceeds from the Facilities were used by the Borrowers to pay transaction costs associated with the Restated Credit Agreement, to refinance indebtedness and other obligations under the Prior Credit Agreement, and for general corporate purposes.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2017	CROWN HOLDINGS, INC.

	By:	/s/ David A. Beaver
	Name:	David A. Beaver
	Title:	Vice President and Corporate Controller

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